Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Report Third Quarter Fiscal 2021 Financial Results

Vancouver, BC – May 6, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage company developing pharmaceutical-based drug candidates and leading the way in the clinical development of cannabinol (“CBN”), will report financial results on Thursday, May 13, 2021 for the third quarter of fiscal year 2021 ending March 31, 2021.

Conference Call & Webcast*:

Thursday, May 13, 2021 at 8:00 AM Pacific Time, 11:00 AM Eastern Time

US/CANADA Participant Toll-Free Dial-In Number: +1 (855) 605-1745

US/CANADA Participant International Dial-In Number: +1 (914) 987-7959

Conference ID: 3186833

Webcast: https://edge.media-server.com/mmc/p/ajuejmko

(*Webcast replay available for 90 days)

The Company’s full financial statements and related MD&A for the third quarter ending March 31, 2021 will be available at www.inmedpharma.com, www.sedar.com and at www.sec.gov on May 13, 2021.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (CBN), in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Edison Group

Joe Green/Laine Yonker

T:	+1.646.653.7030/+1.646.653.7035
E:	jgreen@edisongroup.com

lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol; leading the way in the clinical development of cannabinol; and reporting financial results on May 13, 2021.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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